UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 14, 2024

Battalion Oil Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-35467	20-0700684
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Two Memorial City Plaza 820 Gessner Road, Suite 1100 Houston, TX	77043
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (832) 538-0300

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock par value $0.0001	BATL	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events

On November 14, 2024, Battalion Oil Corporation, a Delaware corporation (the “Company” or “we”), was informed by Fury Resources, Inc., a Delaware corporation (“Parent”), that Parent would fail to meet certain deadlines (described below) set forth in the Agreement and Plan of Merger, dated as of December 14, 2023, by and among the Company, Parent, and San Jacinto Merger Sub, Inc., a Delaware corporation and a direct, wholly owned subsidiary of Parent (“Merger Sub”), as amended by that certain First Amendment to Agreement and Plan of Merger, dated as of January 24, 2024 (the “First Amendment”), the Second Amendment to the Agreement and Plan of Merger, dated as of February 6, 2024 (the “Second Amendment”), the Third Amendment to Agreement and Plan of Merger, dated as of February 16, 2024 (the “Third Amendment”), the Fourth Amendment to the Agreement and Plan of Merger, dated as of April 16, 2024 (the “Fourth Amendment”), the Fifth Amendment to the Agreement and Plan of Merger, dated as of June 10, 2024 (the “Fifth Amendment”), the Sixth Amendment to the Agreement and Plan of Merger, dated as of September 11, 2024 (the “Sixth Amendment”), and the Seventh Amendment to the Agreement and Plan of Merger, dated September 19, 2024 (the “Seventh Amendment” and, as amended by the First Amendment, the Second Amendment, the Third Amendment, the Fourth Amendment, the Fifth Amendment, the Sixth Amendment and the Seventh Amendment, the “Merger Agreement”).

Pursuant to the Merger Agreement, Parent is obligated to deliver to the Company, on or before 5:00 p.m. Central Time on the date that is seven (7) days prior to the anticipated closing date of the transaction (such closing date, the “Closing Date” and the date that is seven (7) days prior to the Closing Date, the “Funding Deadline”), evidence reasonably satisfactory to the Company (“Evidence of Funding”) that Parent has funded into an escrow account (the “Escrow Account”) an amount of cash available for withdrawal equal to or greater than $160,000,000, minus the initial $10,000,000 funded into such Escrow Account prior to the time the Merger Agreement was executed and any other amounts funded into such Escrow Account. Prior to November 14, 2024, Parent and the Company anticipated the Closing Date would be November 21, 2024 and the Funding Deadline would be November 14, 2024.

On November 14, 2024, Parent informed the Company that it would not be able to deliver the Evidence of Funding by the Funding Deadline (the “Failure”), and Parent also informed the Company that, in connection with the Failure, it was seeking to obtain financing from alternative sources on terms not materially less beneficial, in the aggregate, to Parent, in an amount sufficient to consummate the transactions contemplated by the Merger Agreement (the “Alternative Financing”). Parent also informed the Company that, under the anticipated terms of the Alternative Financing, Parent did not anticipate being able to provide Evidence of Funding and deposit funds into the Escrow Account in advance of the Closing Date, but that the Alternative Financing would allow Parent to, and be sufficient for Parent to, pay all amounts required to be paid by it under the terms of the Merger Agreement on the Closing Date. In connection with the Alternative Financing, each of Parent, Gen IV Investment Opportunities, Luminus Energy Partners Master Fund, Ltd and OCM HLCN Holdings, L.P. are in process of negotiating a mutually agreeable amendment to the Amended and Restated Contribution and Rollover Agreement, dated September 19, 2024, to facilitate Parent’s obtaining Alternative Financing sufficient to consummate the transactions contemplated by the Merger Agreement.

The Company intends to convene and then adjourn, without conducting any business other than the adjournment, its special meeting of stockholders (the “Special Meeting”) scheduled to occur on Tuesday, November 19, 2024 at 11:00 a.m., Central Time, until November 29, 2024, at 11:00 a.m., Central Time, to provide Parent the opportunity to arrange Alternative Financing and then provide stockholders with disclosure regarding the Alternative Financing, if secured by Parent, and, by an amendment or supplement to the proxy statement for the Special Meeting and related Schedule 13E-3, to give stockholders the opportunity to review and consider such amendment or supplement to its definitive proxy statement for the Special Meeting and such amendment to the related Schedule 13E-3. The Special Meeting will still be held virtually via live audio webcast at www.virtualshareholdermeeting.com/BATL2024SM, and via dial in number +1 (800) 590-8290. The Special Meeting is being held to vote on the proposals described in the Company’s definitive proxy statement, filed with the SEC on October 21, 2024 (as amended or supplemented), relating to the proposed transaction contemplated by the Merger Agreement, pursuant to which Merger Sub will merge with and into the Company, with the Company surviving such merger as a direct wholly owned subsidiary of Parent.

Under the terms of the Merger Agreement, the Company has the right to terminate the Merger Agreement if Parent failed to deliver Evidence of Funding by the then-current Funding Deadline (the “Funding Deadline Termination”). As a result of the planned adjournment of the Special Meeting, the Closing Date will not be November 21, 2024. Under the terms of the Merger Agreement, the Company has the right to unilaterally terminate the Merger Agreement if the transactions contemplated thereby are not consummated by 11:59 p.m. Central Time on November 29, 2024.

The Company’s board of directors (the “Board”) and the special committee of the Board are evaluating the Company’s options in light of the Failure and Parent’s efforts in seeking to arrange the Alternative Financing and are considering a range of options. At this time, the Company has not terminated the Merger Agreement but has reserved all of its rights and remedies under the Merger Agreement and applicable law.

For a summary of the material terms of the Merger Agreement and the First Amendment, Second Amendment, Third Amendment, Fourth Amendment, Fifth Amendment, Sixth Amendment, and Seventh Amendment, please see the Company’s Current Reports on Forms 8-K filed with the Securities and Exchange Commission on December 18, 2023, January 24, 2024, February 6, 2024, February 16, 2024, April 16, 2024, June 11, 2024, September 11, 2024, and September 19, 2024, respectively.

Forward-Looking Statements

All statements and assumptions in this communication that do not directly and exclusively relate to historical facts could be deemed “forward-looking statements.” Forward-looking statements are often identified by the use of words such as “anticipates,” “believes,” “estimates,” “expects,” “may,” “could,” “should,” “forecast,” “goal,” “intends,” “objective,” “plans,” “projects,” “strategy,” “target” and “will” and similar words and terms or variations of such. These statements represent current intentions, expectations, beliefs or projections, and no assurance can be given that the results described in such statements will be achieved. Forward-looking statements include, among other things, statements about the potential benefits of the proposed transaction; the prospective performance and outlook of the Company’s business, performance and opportunities; the ability of the parties to complete the proposed transaction and the expected timing of completion of the proposed transaction; as well as any assumptions underlying any of the foregoing. Such statements are subject to numerous assumptions, risks, uncertainties and other factors that could cause actual results to differ materially from those described in such statements, many of which are outside of the Company’s control. Important factors that could cause actual results to differ materially from those described in forward-looking statements include, but are not limited to, (i) the risk that the proposed transaction may not be completed in a timely manner or at all; (ii) the failure to receive, on a timely basis or otherwise, the required approvals of the proposed transaction by the Company’s stockholders; (iii) the possibility that any or all of the various conditions to the consummation of the proposed transaction may not be satisfied or waived, including the failure to receive any required regulatory approvals from any applicable governmental entities (or any conditions, limitations or restrictions placed on such approvals); (iv) the possibility that competing offers or acquisition proposals for the Company will be made; (v) the occurrence of any event, change or other circumstance that could give rise to the termination of the definitive transaction agreement relating to the proposed transaction, including in circumstances, which would require the Company to pay a termination fee; (vi) the effect of the announcement or pendency of the proposed transaction on the Company’s ability to attract, motivate or retain key executives and employees, its ability to maintain relationships with its customers, suppliers and other business counterparties, or its operating results and business generally; (vii) risks related to the proposed transaction diverting management’s attention from the Company’s ongoing business operations; (viii) the amount of costs, fees and expenses related to the proposed transaction; (ix) the risk that the Company’s stock price may decline significantly if the consummation of the transactions contemplated by the Merger Agreement are not consummated; (x) the risk of shareholder litigation in connection with the proposed transaction, including resulting expense or delay; and (xi) other factors as set forth from time to time in the Company’s filings with the SEC, including its Annual Report on Form 10-K for the fiscal year ended December 31, 2023, as may be updated or supplemented by any subsequent Quarterly Reports on Form 10-Q or other filings with the SEC. Readers are cautioned not to place undue reliance on such statements which speak only as of the date they are made. The Company does not undertake any obligation to update or release any revisions to any forward-looking statement or to report any events or circumstances after the date of this communication or to reflect the occurrence of unanticipated events except as required by law.

Important Information for Investors and Stockholders

This communication is being made in respect of the proposed transaction involving the Company and Parent. In connection with the proposed transaction, the Company has filed with the U.S. Securities and Exchange Commission (“SEC”), a proxy statement on Schedule 14A and a transaction statement on Schedule 13e-3 (the “Schedule 13e-3”). This communication is not a substitute for the proxy statement, the Schedule 13e-3 or any other document that the Company has or may file with the SEC or send to its stockholders in connection with the proposed transaction. The relevant materials filed by the Company will be made available to the Company’s investors and stockholders at no expense to them and copies may be obtained free of charge on the Company’s website at www.battalionoil.com. In addition, all of those materials will be available at no charge on the SEC’s website at www.sec.gov. Investors and stockholders of the Company are urged to read the proxy statement, the Schedule 13e-3 and the other relevant materials as they become available before making any voting or investment decision with respect to the proposed transaction because they contain important information about the Company and the proposed transaction.

Participants in Solicitation

The Company and its directors, executive officers, other members of its management and employees may be deemed to be participants in the solicitation of proxies of the Company stockholders in connection with the proposed transaction under SEC rules. Investors and stockholders may obtain more detailed information regarding the names, affiliations and interests of the Company’s executive officers and directors in the solicitation by reading the Company’s Annual Report on Form 10-K, as amended, for the fiscal year ended December 31, 2023, and the proxy statement, the Schedule 13e-3 and other relevant materials that will be, or have been, filed with the SEC in connection with the proposed transaction as they become available. Information concerning the interests of the Company’s participants in the solicitation, which may, in some cases, be different than those of the Company’s stockholders generally, will be set forth in the proxy statement relating to the proposed transaction and the Schedule 13e-3, as they become available.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BATTALION OIL CORPORATION

November 18, 2024	By:	/s/ Matthew Steele
	Name:	Matthew B. Steele
	Title:	Chief Executive Officer